NOVEMBER 9, 2022 An Agency + MSR Mortgage REIT Third Quarter 2022 Earnings Call

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our pending acquisition of RoundPoint Mortgage Servicing Corporation; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Executive Overview 3 Note: Financial data throughout this presentation is as of or for the quarter ended September 30, 2022, unless otherwise noted. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the one-for-four reverse stock split completed on November 1, 2022. Note: The End Notes are an integral part of this presentation. See slide 27 through 31 at the back of this presentation for information related to certain financial metrics and defined terms herein. Quarterly Summary • Reported book value of $16.42 per common share, representing a (16.2)% quarterly economic return on book value(1) • Generated Comprehensive Loss of $287.8 million, or $(3.35) per weighted average basic common share • Reported Earnings Available for Distribution (EAD) of $55.2 million, or $0.64 per weighted average basic common share(2) • Declared a third quarter common stock dividend of $0.68 per share • GAAP debt-to-equity increased to 5.5x from 3.8x; economic debt-to-equity increased to 7.5x from 6.4x as the impact of the book value decline more than offset a $1.6 billion decline in our Agency RMBS and TBA position(3)(4) • Settled on sales of approximately $20 billion unpaid principal balance (UPB) of mortgage servicing rights (MSR) Post-Quarter End Update • Repurchased approximately 2.9 million shares of preferred stock, contributing $0.26 to book value per common share • On November 1, 2022, effected the previously announced one-for-four reverse stock split of outstanding shares of common stock Book Value Impacted as Spreads Continued to Widen Beyond Historical Levels

# Key Market Highlights

TWO HARBORS Investment Corp.

## INFLATION, A HAWKISH FED, AND RISING RECESSION RISK MADE FOR A DIFFICULT ENVIRONMENT

### I. INFLATION CONTINUED TO EXCEED EXPECTATIONS[1]



Y/Y Historical CPI (%)
10
9
8
7
6
5
4
3
2
1
0
2019
2020
2021
2022
2023
2024
Realized Headline CPI Inflation YoY%
Forward Projection (As of 10/14/22)

- Uncertainty around the path of forward rates and geopolitical turmoil contributed to extraordinarily high rate volatility
- Despite the accelerated pace of policy tightening, inflation has only slightly moderated while the labor market remains strong, all but guaranteeing more hikes from the Fed
  - CPI swaps are pricing in ~3% year-over-year by September 2023, implying that the markets believe the Fed will be successful
- Market expectations of forward rates revised upward during the quarter. The Fed has hiked rates by 375 bps in 2022 and the market expects another 125 bps increase this cycle, peaking around 5.10%, before the Fed pauses
- After a highly volatile Q2, spread volatility for RMBS increased with July seeing the best month ever for mortgage index excess returns, and September the worst ever

### II. FORWARD RATES REFLECT A MORE HAWKISH FED[2]



Cumulative Number of 25bp Rate Hikes
25
20
15
10
5
0
6%
5%
4%
2%
1%
0%
Implied Fed Funds Rate
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
As of 12/31/2021
As of 3/31/2022
As of 6/30/2022
As of 9/30/2022
As of 11/4/2022

### III. RMBS PERFORMANCE WAS EXTREMELY VOLATILE[3]

| Q3 2022: | -37 | -39 | -47 | -52 | -51 | -39 | -33 | 2 |
|---|---|---|---|---|---|---|---|---|



TBA Performance (ticks)
80
60
40
20
0
-20
-40
-60
-80
44
-30
-50
50
-30
-60
52
-30
-69
47
-30
-69
26
-16
-61
18
-9
-49
5
-3
-36
20
4
-21
2.0
2.5
3.0
3.5
4.0
4.5
5.0
5.5
Coupon
Jul-22
Aug-22
Sep-22

4

Key Market Highlights SPREADS ARE AT HISTORICALLY ATTRACTIVE LEVELS IN BOTH STATIC AND OAS TERMS 5 II. RMBS INDEX CONVEXITY NEAR ZERO(2) III. HIGHER COUPONS HAVE WIDER SPREADS(3) I. RMBS SPREADS AT HISTORICAL WIDES(1) • MBS spreads widened sharply to levels which have historically only been seen in acute phases of crisis periods • Convexity of the RMBS index is near zero reflecting the index’s deep discount dollar price and slow speed assumptions ◦ Even the high coupons are below par and have minimal convexity and prepayment risk, reducing hedging costs going forward • Both the static and OAS curves are downward sloping as slow prepayment speeds are detrimental to deep discount bonds ◦ Higher coupons have more exposure to implied volatility and should outperform when volatility subsides ◦ High coupons are also more attractive when spreads are expressed per unit of duration •

Book Value Summary ($ millions, except per share data) Q3-2022 Book Value Q3-2022 Book Value per share YTD-2022 Book Value YTD-2022 Book Value per share Beginning common stockholders’ equity $ 1,757.3 $ 20.41 $ 2,017.7 $ 23.47 Earnings Available for Distribution, net of tax(1) 68.9 233.4 Dividend declaration - preferred (13.7) (41.2) Earnings Available for Distribution to common stockholders, net of tax(1) 55.2 192.2 Realized and unrealized gains and losses, net of tax 208.7 257.0 Other comprehensive loss, net of tax (551.7) (887.7) Comprehensive loss (287.8) (438.5) Common stock dividends declared (59.1) (176.8) Other 2.4 10.0 Issuance of common stock, net of offering costs 5.4 5.8 Ending common stockholders’ equity $ 1,418.2 $ 16.42 $ 1,418.2 $ 16.42 Total preferred stock liquidation preference 726.3 726.3 Ending total equity $ 2,144.5 $ 2,144.5 6 • Book value of $16.42 per common share, resulting in a (16.2)% quarterly economic return on book value(2) ◦ Quarterly performance was driven primarily by mortgage spread widening ◦ Hedging costs resulting from historically high rate volatility also contributed to the negative returns • Generated Comprehensive Loss of $287.8 million, or $3.35 per weighted average common share • Post quarter-end, repurchased 2.9 million shares of preferred stock, contributing $0.26 to common book value and lowering ratio of preferred stock to total equity

# Earnings Available for Distribution

TWO HARBORS Investment Corp.

| ($ millions, except per share data) | Q3-2022 | Q2-2022 | Variance |
|---|---|---|---|
| Interest income | $ 94.4 | $ 57.0 | $ 37.4 |
| Interest expense | 83.4 | 37.1 | (46.3) |
| Net interest income | 11.0 | 19.9 | (8.9) |
| Servicing income | 148.8 | 157.5 | (8.7) |
| MSR amortization[1] | (75.6) | (81.4) | 5.8 |
| Interest spread income on interest rate swaps | 0.2 | (4.3) | 4.5 |
| TBA dollar roll income[2] | 37.8 | 57.7 | (19.9) |
| U.S. Treasury futures income[3] | (16.6) | (20.6) | 4.0 |
| Other derivatives income | 0.2 | 0.3 | (0.1) |
| Total other income | 94.8 | 109.2 | (14.4) |
| Servicing expenses | 22.2 | 24.1 | 1.9 |
| Operating expenses | 13.4 | 14.3 | 0.9 |
| Total expenses | 35.6 | 38.4 | 2.8 |
| Provision for income taxes | 1.3 | 1.7 | 0.4 |
| **Earnings Available for Distribution[4]** | **$ 68.9** | **$ 89.0** | **$ (20.1)** |
| Dividends on preferred stock | 13.7 | 13.7 | — |
| **Earnings Available for Distribution available to common stockholders** | **$ 55.2** | **$ 75.3** | **$ (20.1)** |
| **Earnings Available for Distribution per weighted average basic common share** | **$ 0.64** | **$ 0.87** | |
| **Earnings Available for Disribution annualized return on average common equity** | **13.0 %** | **15.9 %** | |
| Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity | 2.2 % | 2.2 % | |

- Third quarter EAD reflects:
  - Higher interest income due to a larger RMBS portfolio, a greater proportion of up-in-coupon RMBS, and lower amortization as prepayment speeds continued to slow
    - Interest income also benefited from higher rates on cash balances
  - Increased interest expense resulting from a rise in interest rates as well as higher balances in MSR revolving credit facilities and Agency repurchase agreements
  - Lower TBA dollar roll income reflecting a decline in average notional balances and lower price drop
  - Lower losses from U.S. Treasury futures as short term rates rose and the yield curve flattened
  - Lower servicing income, net of amortization, due primarily to MSR sales in the quarter
- Our calculation of EAD is expected to moderate over the next several quarters primarily due to rising rates and an inverted yield curve in combination with our accounting methods for assets and hedging[5]
  - EAD for assets utilize concepts of amortized cost and yield-to-maturity at purchase, as opposed to market value and expected return, and are therefore slower to respond to rate and spread changes
  - Financing costs are quick to react to changes in rates; a majority of our debt is floating rate and short-term
  - EAD may not reflect total return of hedging derivatives, and impacts to EAD differ depending on the instrument utilized

7

# Portfolio Yields and Financing Costs

- Portfolio yield increased 22 bps to 4.61% primarily due to a greater amount of higher coupon available-for-sale securities
- Net spread narrowed by (93) bps as a combination of higher rates and borrowing balances offset a higher portfolio yield

| ($ thousands) | Q3-2022 | | | Q2-2022 | | |
|---|---|---|---|---|---|---|
| Portfolio Asset Type | Average Amortized Cost | Income[1] | Average Yield | Average Amortized Cost | Income[1] | Average Yield |
| Available-for-sale securities | $ 9,323,193 | $ 88,472 | 3.80% | $ 7,248,502 | $ 55,399 | 3.06% |
| Mortgage servicing rights[2] | 1,925,372 | 51,159 | 10.63% | 2,113,912 | 52,008 | 9.84% |
| Agency derivatives[3] | 26,096 | 153 | 2.35% | 28,663 | 304 | 4.24% |
| TBAs[4] | 5,762,726 | 56,776 | 3.94% | 5,686,796 | 57,646 | 4.05% |
| Total portfolio | $ 17,037,387 | $ 196,560 | 4.61% | $ 15,077,873 | $ 165,357 | 4.39% |
| | | | | | | |
| Financing Collateral Type | Average Outstanding Balance | Expense[5] | Average Cost | Average Outstanding Balance | Expense[5] | Average Cost |
| Available-for-sale securities | $ 8,951,012 | $ 51,769 | 2.31% | $ 7,012,474 | $ 12,955 | 0.74% |
| Mortgage servicing rights and advances | 1,718,842 | 26,579 | 6.19% | 1,628,474 | 19,252 | 4.73% |
| Agency derivatives[3] | 21,601 | 125 | 2.31% | 27,074 | 93 | 1.37% |
| Other - unsecured[6] | 281,961 | 4,877 | 6.92% | 281,608 | 4,801 | 6.82% |
| Interest rate swaps[7] | | (178) | —% | | 4,267 | 0.12% |
| U.S. Treasury futures[8] | | 16,643 | 0.40% | | 20,602 | 0.56% |
| TBAs[4] | 5,762,726 | 18,944 | 1.31% | 5,686,796 | (56) | —% |
| Total financing | $ 16,736,142 | $ 118,759 | 2.84% | $ 14,636,426 | $ 61,914 | 1.69% |
| | | | | | | |
| **Net Spread** | | | 1.77% | | | 2.70% |

Note: Beginning with the third quarter of 2022, the above presentation of financing costs includes U.S. Treasury futures income, which represents the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. Second quarter 2022 comparative data has been updated to reflect this change. Refer to the End Notes at the back of this presentation for more information.

8

• $1.5 billion of outstanding borrowings under bilateral MSR asset financing facilities • $400 million of outstanding 5-year MSR term notes(2) • $199 million of unused, uncommitted MSR asset financing capacity • $25 million outstanding borrowings and $175 million of unused, committed capacity for servicing advance receivables Strong Balance Sheet and Liquidity Position 9 MORTGAGE SERVICING RIGHTS AGENCY RMBSBALANCE SHEET AS OF SEPTEMBER 30, 2022 • $9.6 billion of outstanding repurchase agreements with 21 counterparties • Weighted average days to maturity of 96 days Av er ag e R ep o R at e - S O FR (b ps ) 3-month 6-month Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 0.00 25.00 50.00 2019 2020 2021 2022 (1) Agency RMBS $9.4 billion MSR $3.0 billion Cash & cash equivalents $0.7 billion Restricted cash $0.8 billion All other assets $0.8 billion Agency repurchase agreements $9.6 billion MSR financing $1.9 billion All other liabilities $0.8 billion Preferred equity $0.7 billion Common equity $1.4 billion Convertible debt $0.3 billion

Quarterly Activity and Portfolio Composition 10 At September 30, 2022, $16.6 billion portfolio Includes $12.5 billion settled positions PORTFOLIO COMPOSITION(1) LEVERAGE M ar ke t V al ue E qu iv al en ts ($ b ill io ns ) E conom ic D ebt-To-E quity 7.2 7.0 8.7 9.4 4.2 4.7 6.4 4.1 2.2 3.1 3.2 3.0 4.8x 5.3x 6.4x 7.5x Agency Net TBA Position MSR Other Economic Debt-to-Equity 12/31/21 3/31/22 6/30/22 9/30/22 0 5 10 15 20 25 30 0.0x 2.0x 4.0x 6.0x 8.0x (2) (2) (3) • MBS spread widening resulted in higher portfolio leverage taking us from a “neutral” to “overweight” position ◦ Economic debt-to-equity rose to 7.5x from 6.4x due to decline in book value concurrent with a decline in our Agency RMBS and TBA position(2) ◦ Average economic debt-to-equity of 7.1x in the third quarter, compared to 5.6x in the second quarter(2) • Reduced overall RMBS portfolio by $1.6 billion, with a decrease in TBA(3) of $2.3 billion offset by a $0.7 billion increase in specified pools ◦ Continued to rotate up-in-coupon in specified pools with net additions to exposure in 4.5% and 5.0% coupons versus 2.5% to 4.0% coupons to increase static yield and OAS spreads and reduce exposure to slowing prepayments in lower coupons ◦ Added a long position in TBA 5.5% to capture current coupon basis and move up-in-coupon versus lower exposure to 2.5% through 5.0% coupons; sales of 5.0% TBAs were largely offset by pool purchases ◦ Added exposure to GNMA 4.5% and 5.0% coupons versus same coupon FNMAs • MSR portfolio was $3.0 billion, reflecting the settlement of MSR sales totaling $19.8 billion in UPB partially offset by an increase in value due to higher mortgage rates PORTFOLIO ACTIVITY 0.1 16.60.1 18.4 13.6 14.8

Loan Balance, 53.1% Geography, 29.2% Investor, 13.6% Other, 4.1% II. RMBS QUARTERLY PERFORMANCE C PR % Specified Pools I. SPECIFIED POOL PORTFOLIO(1) 11 III. SPECIFIED POOL PREPAYMENT SPEEDS TWO Specified Pools(3)TBAs(2) TWO Specified Pools (Q3-2022)TBAs (Q3-2022)(5) TBAs (Q2-2022)(5) TWO Specified Pools (Q2-2022) Market Value(4) ($ billions) $— $— $1.0 $3.2 $2.7 $2.1 $0.1 Coupon QUARTERLY HIGHLIGHTS • Specified pools significantly underperformed rate hedges across the stack ◦ 3.5% to 4.0% coupons performed in line to TBAs, wider by 45 to 50 ticks ◦ Higher coupons like 4.5% and 5.0% underperformed TBAs by 8 to 16 ticks into the sharp rate sell-off and deterioration in market liquidity at the end of September • Pool additions were focused on 5% coupon loan balance stories, which provide a durable convexity advantage to TBAs with attractive OAS and levered return profiles • Weighted average specified pool portfolio speeds declined 35.9%, to 9.1% in the third quarter, from 14.2% in the second quarter 3 .5 , 6 .0% 4. 0, 1 5. 9% 4.5, 12.1% 5.0, 18.6%4. 0, 9 .1% 4.5, 13.1% 5.0, 3.9% 4.0, 8.5%

# Mortgage Servicing Rights

## QUARTERLY HIGHLIGHTS

- Market activity, which was robust in the first half of the year, has moderated
  - Almost $100 billion UPB of conventional MSR offered in the third quarter, bringing the year-to-date total to approximately $440 billion, a record amount
- Flow channel purchases and recaptured MSR of $4.4 billion offset the portfolio runoff experienced during the quarter
- MSR price multiple rose modestly to 5.5x despite sharp rise in interest rates reflecting very low rate sensitivity of the MSR
- MSR speeds declined by 31.0% from 10.0% in the second quarter to 6.9%
- Settled on MSR sales totaling $19.8 billion UPB

## I. MSR PORTFOLIO CHARACTERISTICS[1]

| | 9/30/2022 | 6/30/2022 |
|---|---|---|
| Fair value ($ millions) | $ 3,022 | $ 3,226 |
| Price multiple | 5.5x | 5.4x |
| UPB ($ millions) | $ 208,229 | $ 229,459 |
| Gross coupon rate | 3.24% | 3.21% |
| Current loan size ($ thousands) | $ 336 | $ 330 |
| Original FICO[2] | 760 | 760 |
| Original LTV | 72% | 71% |
| 60+ day delinquencies | 0.7% | 0.8% |
| Net servicing fee (bps) | 26.4 | 26.3 |
| Loan age (months) | 30 | 28 |
| 3-month CPR | 6.9% | 10.0% |

## II. MSR PORTFOLIO[3]



Investor 3%
FICO 5%
LTV 5%
225k max 3%
200k max 3%
175k max 4%
150k max 3%
125k max 4%
FL 6%
TX 7%
NY 2%
15Y, (2,3]
30Y, 5.0+
30Y, (4,5]
30Y, <=3.0
Generic 55%

## III. 30-YEAR MSR PREPAYMENT SPEEDS



CPR %
40
30
20
10
0
Coupon
2.5
3.0
3.5
4.0
4.5
5.0
5.5
UPB[1] ($ billions)
$36.3
$26.4
$14.3
$7.3
$3.6
$2.0
$0.7
TBAs (Q3-2022)[4]
TBAs (Q2-2022)[4]
TWO MSR (Q3-2022)
TWO MSR (Q2-2022)

12

Special Topic: Low Coupon MSR + Higher Coupon RMBS 13 III. SLOWING SPEEDS BOOST MSR RETURN(3) I. THE ADVANTAGE OF HIGHER COUPONS(1) II. SLOWER SPEEDS AHEAD FOR MSR(2) SPEEDS FAVOR HIGH COUPON RMBS AND LOW COUPON MSR • Prepayment rates continue to decline as mortgage rates increase to new cycle highs pushing more than 99% of the mortgage universe out-of-the money • Very low coupon mortgages are expected to pay at very slow speeds given that homeowners will experience very strong ‘lock- in’ effect ◦ Negatively impacts very low coupon RMBS, like 2.5%, that are trading at a deep discount; we favor higher coupon RMBS that have higher and more stable return profiles ◦ Slowing speeds are a positive for the MSR portfolio, which is on average about 385 bps out-of-the-money • Expected further slowing in prepayment rates should boost levered MSR returns by hundreds of basis points

# Return Potential and Outlook

TWO HARBORS Investment Corp.

## HISTORICALLY WIDE MORTGAGE SPREADS OFFER ATTRACTIVE OPPORTUNITIES BUT RISKS REMAIN

| PROSPECTIVE MARKET RETURNS As of Sep-30-2022 | INVESTED CAPITAL ALLOCATED[1] | PORTFOLIO MARKET VALUE ($ millions) | STATIC MARKET RETURN ESTIMATE[2] |
|---|---|---|---|
| **RMBS + MSR** | | | |
| MSR | | 3,022 | |
| TBA[3] | | 1,649 | |
| **Hedged MSR** | **55%** | **4,671** | **12% - 14%** |
| **RMBS + RATES** | | | |
| Pools | | 9,121 | |
| TBA[3] | | 2,399 | |
| Other Securities | | 369 | |
| **Hedged Securities** | **45%** | **11,889** | **16% - 18%** |

| PROSPECTIVE TWO HARBORS RETURNS As of Sep-30-2022 | INVESTED CAPITAL ($ millions) | STATIC TWO HARBORS RETURN ESTIMATE[4] |
|---|---|---|
| **Total Portfolio Before Expense** | | **14% - 16%** |
| Expenses[5] | | (3.4)% - (3.2)% |
| **Total Portfolio After Expenses** | | **10.6% - 12.8%** |
| **INVESTED CAPITAL** | | |
| Convertible Notes | 288 | 6.1% |
| Preferred Equity | 726 | 7.6% |
| Common Equity | 1,418 | **13.0 % - 16.8%** |
| **PROSPECTIVE QUARTERLY RETURN PER BASIC COMMON SHARE[6]:** | | **$0.53 - $0.69** |

### PROSPECTIVE MARKET RETURNS

- Market return estimates reflect static assumptions using quarter-end spreads and market data
- Hedged MSR offer a gross return potential in the low-to-mid-teens
- RMBS spreads stand at near-record wide levels on many metrics and offer gross return potential in the mid-to-high teens

### PROSPECTIVE TWO HARBORS RETURNS

- After including the effects of expenses, our convertible notes and preferred equity, prospective static return estimates are 13.0% - 16.8% on common equity
- Changes in market prices will certainly cause realized returns to differ from these static estimates, perhaps meaningfully so if the recently delivered volatility in rates and spreads continues into the fourth quarter

Note: This slide presents estimates for illustrative purposes only, using TWO's base case assumptions (e.g., spreads, prepayment speeds, financing costs and expenses), and does not contemplate market-driven value changes, active portfolio management, or future impacts from the acquisition of RoundPoint. Actual results may differ materially.

14

Appendix 15

Effective Coupon Positioning 16 COMBINED Agency P&I RMBS/TBA MSR/Agency IO RMBS(4) Combined June 30, 2022 Note: Sensitivity data as of September 30, 2022. The above spread scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. RMBS + MSR(1) RMBS + RATES(2) GREATER EXPOSURE TO MORTGAGE SPREADS TO CAPTURE HISTORICALLY WIDE LEVELS • Overall exposure to a 25 bps widening of mortgages increased from (7.6)% in the second quarter to (13.7)% driven by two factors ◦ MSR has less sensitivity to mortgage rates with note rates being far out-of-the-money, hedging 1.2% of book value in a 25 bps mortgage spread widening scenario, down from 1.3% in the second quarter ◦ Increased leverage and capital allocation to RMBS with RMBS spreads at wide levels BOOK VALUE EXPOSURE TO CURRENT COUPON SPREAD(3) EFFECTIVE COUPON POSITIONING (1.4)% 1.2% (1.6)% 1.4%

# Risk Positioning

## INTEREST RATE AND CURVE EXPOSURE REMAINS LOW

- During this period of heightened movement in the front end of the yield curve, portfolio exposure across the yield curve is well-hedged
- Inert nature of MSR results in RMBS being primarily hedged with interest rate products
  - Net interest rate exposure of (0.4)% in a +25 bps parallel shift and (1.3)% in a +25 bps bear flattening scenario

### BOOK VALUE EXPOSURE TO CHANGES IN RATES



I: PARALLEL SHIFT(1)
II: SHIFT IN LONG TERM RATES(2)
III: SHIFT IN SHORT TERM RATES(3)
Change in Book Value
Net: -0.4%
Net: -0.4%
Net: (1.8%)
Net: 0.9%
Net: 1.4%
Net: -1.3%
15%
10%
5%
0%
-5%
-10%
-15%
11.9%
(1.1)%
(11.2)%
11.0%
0.9%
(12.3)%
8.1%
(2.6)%
(7.3)%
7.2%
2.5%
(8.8)%
1.5%
3.8%
(3.9)%
3.8%
(3.5)%
(1.6)%
Down 25
0
Up 25
Down 25
"Bull Flattener"
Up 25
"Bear Steepener"
Down 25
"Bull Steepener"
Up 25
"Bear Flattener"
Agency P&I RMBS/TBA
MSR/Agency IO RMBS(4)
Other(5)

Note: Sensitivity data as of September 30, 2022. The above scenarios are provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

17

DIVIDEND YIELD(2) Financial Performance 18 COMPREHENSIVE INCOME (LOSS) QUARTERLY ECONOMIC RETURN ON BOOK VALUE(1) BOOK VALUE AND DIVIDEND PER COMMON SHARE(2)

Q3-2022 Operating Performance Q3-2022 $ millions, except for per common share data) Earnings Available for Distribution(1) Realized Gains (Losses) Unrealized MTM Total Interest income $ 94.4 $ — $ — $ 94.4 Interest expense 83.4 — — 83.4 Net interest income 11.0 — — 11.0 Gain (loss) on investment securities — 16.9 (23.3) (6.4) Servicing income 148.8 — — 148.8 (Loss) gain on servicing asset (75.6) 76.8 (8.0) (6.8) Gain (loss) on interest rate swap and swaption agreements 0.2 (146.8) 181.4 34.8 Gain (loss) on other derivative instruments 21.4 194.4 (56.7) 159.1 Other income — — — — Total other income 94.8 141.3 93.4 329.5 Servicing expenses 22.2 (1.1) — 21.1 Operating expenses 13.4 7.4 — 20.8 Total expenses 35.6 6.3 — 41.9 Income before income taxes 70.2 135.0 93.4 298.6 Provision for income taxes 1.3 4.0 15.7 21.0 Net income 68.9 131.0 77.7 277.6 Dividends on preferred stock 13.7 — — 13.7 Net income attributable to common stockholders $ 55.2 $ 131.0 $ 77.7 $ 263.9 Earnings per weighted average basic common share $ 0.64 $ 1.50 $ 0.90 $ 3.04 19

Q2-2022 Operating Performance 20 Q2-2022 ($ millions, except for per common share data) Earnings Available for Distribution(1) Realized Gains (Losses) Unrealized MTM Total Interest income $ 57.0 $ — $ — $ 57.0 Interest expense 37.1 — — 37.1 Net interest income 19.9 — — 19.9 Loss on investment securities — (188.1) (9.6) (197.7) Servicing income 157.5 — — 157.5 (Loss) gain on servicing asset (81.4) — 167.0 85.6 (Loss) gain on interest rate swap and swaption agreements (4.3) 246.2 (209.2) 32.7 Gain (loss) on other derivative instruments 37.4 (105.5) (33.2) (101.3) Other income — — (0.1) (0.1) Total other income (loss) 109.2 (47.4) (85.1) (23.3) Servicing expenses 24.1 (1.1) — 23.0 Operating expenses 14.3 5.9 — 20.2 Total expenses 38.4 4.8 — 43.2 Income (loss) before income taxes 90.7 (52.2) (85.1) (46.6) Provision for (benefit from) income taxes 1.7 (7.6) 31.8 25.9 Net income (loss) 89.0 (44.6) (116.9) (72.5) Dividends on preferred stock 13.7 — — 13.7 Net income (loss) attributable to common stockholders $ 75.3 $ (44.6) $ (116.9) $ (86.2) Earnings (loss) per weighted average basic common share $ 0.87 $ (0.52) $ (1.36) $ (1.01)

GAAP to EAD Reconciliation Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended ($ thousands, except for per common share data) September 30, 2022 June 30, 2022 Comprehensive loss attributable to common stockholders $ (287,808) $ (90,379) Adjustment for other comprehensive loss attributable to common stockholders: Unrealized loss on available-for-sale securities 551,673 4,211 Net (loss) income attributable to common stockholders $ 263,865 $ (86,168) Adjustments to exclude reported realized and unrealized (gains) losses: Realized loss (gain) on securities (18,265) 187,542 Unrealized loss on securities 23,294 9,640 Provision for credit losses 1,397 537 Realized and unrealized (gain) loss on mortgage servicing rights 6,720 (85,557) Realized (gain) loss on termination or expiration of interest rate swaps and swaptions 146,750 (246,211) Unrealized loss (gain) on interest rate swaps and swaptions (181,378) 209,210 Realized and unrealized loss (gain) on other derivative instruments (158,891) 101,577 Other realized and unrealized losses — 73 Other adjustments: MSR amortization(1) (75,585) (81,452) TBA dollar roll income(2) 37,832 57,702 U.S. Treasury futures income(3) (16,643) (20,602) Change in servicing reserves (1,005) (1,120) Non-cash equity compensation expense 2,355 3,461 Other nonrecurring expenses 5,029 2,428 Net provision for income taxes on non-Core Earnings 19,698 24,190 Earnings available for distribution to common stockholders $ 55,173 $ 75,250 Weighted average basic common shares 86,252,104 86,069,431 Earnings available for distribution to common stockholders per weighted average basic common share $ 0.64 $ 0.87 21 Note: Earnings Available for Distribution, or EAD, is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

Agency RMBS Portfolio 22 Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 2.5% & below $ — $ — — % — % $ — — % — 3.0% — — — % — % — — % — 3.5% 1,165 1,054 6.4% 100.0% 1,203 4.1% 13 4.0% 3,393 3,172 6.5% 100.0% 3,453 4.6% 24 4.5% 2,779 2,670 7.4% 100.0% 2,858 5.1% 25 5.0% 2,182 2,145 5.8% 100.0% 2,253 5.8% 8 ≥ 5.5% 77 80 10.5% 93.3% 82 6.4% 181 9,596 9,121 6.6% 99.9% 9,849 5.0% 21 Other P&I(3) 199 190 2.1% 21.1% 197 5.3% 59 IOs and IIOs(4) 1,318 55 10.1% — % 73 5.0% 161 Total Agency RMBS $ 11,113 $ 9,366 97.8% $ 10,119 Notional Amount ($ millions) Bond Equivalent Value ($ millions)(5) Through-the-Box Speeds(6) TBA Positions 2.5% & below $ — $ — 2.7% 3.0% — — 2.2% 3.5% (300) (270) 2.4% 4.0% — — 1.9% 4.5% 1,657 1,580 3.2% 5.0% 1,997 1,943 3.8% 5.5% 800 795 9.0 % Net TBA position $ 4,154 $ 4,048

Mortgage Servicing Rights Portfolio(1) 23 Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 301,688 $ 98,335 2.8% $ 384 20 768 71% 0.3% 4.9% 25.8 3.25% - 3.75% 142,330 37,217 3.4% 328 35 754 74% 0.7% 7.6% 26.3 3.75% - 4.25% 110,019 23,109 3.9% 273 58 751 76% 1.2% 9.5% 27.3 4.25% - 4.75% 61,421 10,961 4.4% 249 60 736 78% 2.4% 11.6% 26.4 4.75% - 5.25% 31,321 5,519 4.9% 278 44 730 79% 3.1% 11.1% 28.2 > 5.25% 25,663 5,703 5.8% 337 16 733 81% 1.5% 8.4% 33.0 672,442 180,844 3.3% 346 31 759 73% 0.8% 6.8% 26.4 15-Year Fixed < 2.25% 23,289 6,679 2.0% 336 17 777 59% 0.1% 4.5% 25.2 2.25% - 2.75% 39,168 9,024 2.4% 282 21 772 59% 0.1% 6.2% 25.9 2.75% - 3.25% 37,039 5,521 2.9% 206 50 766 62% 0.3% 9.0% 26.2 3.25% - 3.75% 21,947 2,422 3.4% 162 63 757 64% 0.6% 10.8% 26.9 3.75% - 4.25% 10,269 946 3.9% 147 59 742 65% 0.9% 13.3% 28.5 > 4.25% 5,419 512 4.6% 177 37 732 66% 1.3% 12.6% 32.9 137,131 25,104 2.6% 261 32 769 60% 0.3% 7.2% 26.1 Total ARMs 2,669 666 3.3% 329 55 761 69% 1.0% 19.2% 25.5 Total Portfolio 812,242 $ 206,614 3.2% $ 335 31 760 72% 0.7% 6.9% 26.4

Mortgage Servicing Rights UPB Roll-Forward 24 $ millions Q3-2022 Q2-2022 Q1-2022 Q4-2021 Q3-2021 UPB at beginning of period $ 227,074 $ 229,416 $ 193,771 $ 194,394 $ 185,210 Bulk purchases of mortgage servicing rights — — 37,197 3,214 15,328 Flow purchases of mortgage servicing rights 4,449 5,720 7,940 10,349 14,019 Sales of mortgage servicing rights (19,807) — — 9 (3,634) Scheduled payments (1,565) (1,697) (1,573) (1,442) (1,408) Prepaid (3,709) (6,027) (8,250) (11,967) (14,564) Other changes 172 (338) 331 (786) (557) UPB at end of period $ 206,614 $ 227,074 $ 229,416 $ 193,771 $ 194,394

Financing 25 $ millions Outstanding Borrowings and Maturities(1) Repurchase Agreements Revolving Credit Facilities Term Notes Payable Convertible Notes Total Outstanding Borrowings Percent (%) Within 30 days $ 2,098.5 $ — $ — $ — $ 2,098.5 17.7% 30 to 59 days 1,121.3 — — — 1,121.3 9.5% 60 to 89 days — — — — — — % 90 to 119 days 2,490.2 — — — 2,490.2 21.0% 120 to 364 days 4,324.0 200.0 — — 4,524.0 38.2 % One to three years — 931.2 397.7 — 1,328.9 11.2 % Three to five years — — — 282.1 282.1 2.4% $ 10,034.0 $ 1,131.2 $ 397.7 $ 282.1 $ 11,845.0 100.0 % Collateral Pledged for Borrowings Repurchase Agreements(2) Revolving Credit Facilities(2) Term Notes Payable Convertible Notes Total Collateral Pledged Percent (%) Available-for-sale securities, at fair value $ 9,360.4 $ — $ — n/a $ 9,360.4 72.0 % Mortgage servicing rights, at fair value 682.8 1,782.4 500.0 n/a 2,965.2 22.8 % Restricted cash 559.3 — 0.2 n/a 559.5 4.3 % Due from counterparties 72.4 — — n/a 72.4 0.6 % Derivative assets, at fair value 16.0 — — n/a 16.0 0.1 % Other assets (includes servicing advances) — 28.8 — n/a 28.8 0.2% $ 10,690.9 $ 1,811.2 $ 500.2 n/a $ 13,002.3 100.0%

Type & Maturity Notional Amount ($M) Carrying Value ($M)(1) Weighted Average Days to Expiration U.S. Treasury futures - 2 year $ (643) $ — 97 U.S. Treasury futures - 5 year (4,706) — 97 U.S. Treasury futures - 10 year (3,219) — 91 U.S. Treasury futures - 20 year (554) — 91 Federal Funds futures - 30 day (1,250) — 50 Eurodollar futures - 3 month < 1 year (3,832) — 152 > 1 and < 2 years (1,093) — 457 Total futures $ (15,297) $ — 126 Futures 26

PAGE 3 - Executive Overview 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. 2. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 21 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. 3. Economic debt-to-equity is defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity. 4. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP. PAGE 4 - Key Market Highlights 1. Source: J.P. Morgan. As of October 14, 2022. 2. Source: Bloomberg. As of November 4, 2022. 3. Represents generic TBA performance during the quarter. PAGE 5 - Key Market Highlights 1. Source: J.P. Morgan DataQuery. As of October 14, 2022. 2. Source: J.P. Morgan DataQuery. As of October 14, 2022. 3. Represents generic TBA spreads as of the dates noted. PAGE 6 - Book Value Summary 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 21 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. 2. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. PAGE 7 - Earnings Available for Distribution 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 21 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. 5. Agency fixed rate RMBS use GAAP concept of amortized cost and yield-to-maturity determined at time of purchase. Net MSR service income and amortization is based on original pricing yield and does not include the benefit of increased float income and lower compensating interest. Financing costs are largely variable and short-term, responding more quickly to rising rates than our longer term assets. Futures income represents the sum of the implied net cash and expected change in price of a financed U.S. treasury, but excludes unexpected price change. End Notes 27

End Notes (continued) 28 PAGE 8 - Portfolio Yields and Financing Costs 1. Includes interest income, net of premium amortization/discount accretion, on available-for-sale securities and Agency Derivatives, servicing income, net of estimated amortization and servicing expenses, on MSR, and the implied asset yield portion of dollar roll income on TBAs. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 2. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 3. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 4. Both the implied asset yield and implied financing benefit/cost of dollar roll income on TBAs are calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP. 5. Includes interest expense and amortization of deferred debt issuance costs on borrowings, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 6. Unsecured convertible senior notes. 7. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. 8. The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to- deliver U.S. Treasury note or bond using short-term repurchase agreements. PAGE 9 - Strong Balance Sheet and Liquidity Position 1. Source: Bloomberg. Represents the average spread between repo rates and the Secured Overnight Financing Rate (SOFR) over trailing 3-month and 6-month periods between Q1 2019 and Q3 2022 (as of September 30, 2022). 2. Balance of 5-year MSR term notes excludes deferred debt issuance costs. PAGE 10 - Quarterly Activity and Portfolio Composition 1. For additional detail on the portfolio, see Appendix slides 22 and 23. 2. Economic debt-to-equity is defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity. 3. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

End Notes (continued) 29 PAGE 11 - Specified Pools 1. Specified pools include securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $200K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 2. Represents generic TBA performance during the quarter. 3. Specified pool performance excludes certain coupons in which we were not invested for the full duration of the quarter. 4. Specified pool market value by coupon as of September 30, 2022. 5. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data. PAGE 12 - Mortgage Servicing Rights 1. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer. 4. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data. PAGE 13 - Special Topic: Low Coupon MSR + Higher Coupon RMBS 1. Represents generic TBA returns based on internal assumptions of leverage, prepayments and financing. 2. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer. Refinance incentive is based on “current” mortgage rate as of October 31, 2022. 3. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer. Returns based on internal assumptions of leverage, prepayments and financing. PAGE 14 - Return Potential and Outlook 1. Capital allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of leverage ratios and required capital or liquidity to support the investment. 2. Market return estimates reflect static assumptions using quarter-end spreads and market data. 3. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP. 4. Estimated return on invested capital reflects static return assumptions using quarter end portfolio valuations. 5. Total expenses includes operating expenses and tax expense within the company’s taxable REIT subsidiaries. 6. Prospective quarterly return estimate per basic common share reflects portfolio performance expectations given current market conditions and represents the comprehensive income attributable to common stockholders (net of dividends on preferred stock).

End Notes (continued) 30 PAGE 16 - Effective Coupon Positioning 1. RMBS + MSR represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR and Agency IO RMBS. 2. RMBS + RATES represents our investment portfolio after excluding the internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR / Agency IO RMBS. 3. Book value exposure to current coupon represents estimated change in common book value for theoretical parallel shifts in spreads. 4. MSR/Agency IO RMBS includes the effect of unsettled MSR. PAGE 17 - Risk Positioning 1. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 2. Shift in long term rates represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short term rates constant. 3. Shift in short term rates represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2-year rates while holding long term rates constant. 4. MSR/Agency IO RMBS includes the effect of unsettled MSR. 5. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. PAGE 18 - Financial Performance 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. PAGE 19 - Q3-2022 Operating Performance 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 21 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. PAGE 20 - Q2-2022 Operating Performance 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 21 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.

End Notes (continued) 31 PAGE 21 - GAAP to EAD Reconciliation 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short- term repurchase agreements. PAGE 22 - Agency RMBS Portfolio 1. Weighted average actual 1 month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $200K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $16.5 million of Agency Derivatives and $38.5 million of IOs. 5. Bond equivalent value is defined as the notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP. 6. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data. PAGE 23 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. PAGE 25 - Financing 1. Outstanding borrowings have a weighted average of 5.9 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations. PAGE 26 - Futures 1. Exchange-traded derivative instruments (futures and options on futures) require the posting of an “initial margin” amount determined by the clearing exchange, which is generally intended to be set at a level sufficient to protect the exchange from the derivative instrument’s maximum estimated single- day price movement. The company also exchanges “variation margin” based upon daily changes in fair value, as measured by the exchange. The exchange of variation margin is considered a settlement of the derivative instrument, as opposed to pledged collateral. Accordingly, the receipt or payment of variation margin is accounted for as a direct reduction to the carrying value of the exchange-traded derivative asset or liability.